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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                -----------------

                         UNITED INVESTORS REALTY TRUST

           (Exact name of registrant as specified in its charter)

                Texas                          76-0265701

(State of incorporation or organization)       (I.R.S. employer identification
                                               number)
5847 San Felipe, Suite 850
Houston, Texas                                 77057

(Address of principal executive offices)       (zip code)

If this form relates to the              If this form relates to the
registration of a class of               registration of a class of
securities pursuant to                   securities pursuant to Section 12(g)
Section 12(b) of the Exchange            the Exchange Act and is effective
Act and is effective pursuant            pursuant to General Instruction
to General Instruction A.(c),            A.(d), please check the
please check the  following box.  [ ]    following box.   [x]

Securities Act registration statement file number to which this form relates:
333-29475

Securities to be registered pursuant to Section 12(b) of the Act:
None.

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class                            Name of each exchange on which
to be so registered                            each class is to be registered
-------------------                            ------------------------------

Common Shares of Beneficial Interest           Nasdaq National Market
No Par Value

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Item 1           Description of Registrant's Securities to be Registered

                 The description of the Registrant's Common Shares of Beneficial Interest, no par value, will be contained under the caption "Description of Shares of Beneficial Interest" in the Prospectus to be subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended. Such Prospectus is hereby incorporated by reference into this Form 8-A. The Prospectus constitutes a part of the Registration Statement on Form S-11 (Registration No. 333-29475) filed by the Registrant.

Item 2           Exhibits

                 First Amended and Restated Declaration of Trust of United Investors Realty Trust (filed as Exhibit 3.1 to Amendment No. 2 to the Registrant's Registration Statement on Form S-11 (Registration No. 333-29475) and incorporated by reference herein).

                 First Amended and Restated Bylaws of United Investors Realty Trust (filed as Exhibit 3.2 to Amendment No. 2 to the Registrant's Registration Statement on Form S-11 (Registration No. 333-29475) and incorporated by reference herein).
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                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date: February 23, 1998               UNITED INVESTORS REALTY TRUST


                                      /s/ Lewis H. Sandler
                                      ----------------------------------------
                                      Lewis H. Sandler
                                      President and Chief Executive Officer